UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the Registrant []
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-12

                        GYRODYNE COMPANY OF AMERICA, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

			FULL VALUE PARTNERS L.P.
-----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)   Title of each class of securities to which transaction applies:


-----------------------------------------------------------------------------
    2)   Aggregate number of securities to which transaction applies:


-----------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


-----------------------------------------------------------------------------
    4)   Proposed maximum aggregate value of transaction:


-----------------------------------------------------------------------------
    5)   Total fee paid:


-----------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:


-----------------------------------------------------------------------------
    2)   Form, Schedule or Registration Statement No.:


-----------------------------------------------------------------------------
    3)   Filing Party:


-----------------------------------------------------------------------------
    4)   Date Filed:


-----------------------------------------------------------------------------



Full Value Partners L.P.
Park 80 West - Plaza Two, Suite C04
Saddle Brook, NJ 07663
Phone: 201-556-0092
Fax: 201-556-0097
adakos@bulldoginvestors.com

November 14, 2006

Dear Fellow Gyrodyne Shareholder:

Full Value Partners is a member of a group that owns more than 17% of the shares of Gyrodyne and is its largest shareholder. We are writing to you because the board has failed to keep its promises to shareholders. Instead of moving to maximize shareholder value as it promised, management is apparently primarily concerned with retaining its jobs and perks.

There is no need to go into a lot of detail about management's failings. Just consider the following facts.

At last year's annual meeting held on December 9, 2005, CEO
Stephen Maroney described management's goals this way:

Simply put, our corporate objective is to position the
Company so that it is best able to achieve what Wall Street
calls one or more shareholder liquidity events in a
reasonable period of time that allows shareholders to
realize maximum value for their investment in the Company.
A liquidity event may be defined as a sale of the Company,
a merger or other business combination, sale of assets
followed by a distribution of proceeds or other value-
realizing transaction. Our objective is to put the maximum
amount of cash or marketable securities in the hands of our
shareholders in a tax efficient manner. . . .

After not hearing about any progress toward this goal and with Gyrodyne's stock price languishing below $45 per share, on April 17, 2006 we offered to pay $48.00 per share for all shares of Gyrodyne and indicated a willingness to increase our offer price after conducting due diligence. Without any negotiations, the board rejected our offer outright and on May 2, 2006 Gyrodyne issued an announcement in which Mr. Maroney stated:

Our Board of Directors considered the offer carefully in consultation with our financial and legal advisors and concluded that Gyrodyne's prospects are substantially better than are reflected in the . . . offer. We believe that the pursuit of just compensation in the Court of Claims, together with the progress being made with the other components of our corporate strategy will enable
Gyrodyne to achieve one or more shareholder liquidity events in a reasonable period of time and gives Gyrodyne a better chance to maximize value for our shareholders.

On October 19, 2006, Mr. Maroney changed his tune as he proudly announced that Gyrodyne had agreed to acquire ten buildings in the Port Jefferson Professional Park in Port Jefferson Station,
New York, stating:

This acquisition . . . fits perfectly within the investment strategy of Gyrodyne and our management team is well suited to manage this property. We're enthusiastic about our first acquisition of property since announcing our strategy last year to convert to a REIT, which is scheduled to be effective as of May 1, 2006, the beginning of our current fiscal year.

Clearly, using Gyrodyne's cash to acquire property is completely contrary to a "corporate strategy [to] enable Gyrodyne to achieve one or more shareholder liquidity events in a reasonable period of time."

In short, Mr. Maroney and the rest of the board have betrayed the shareholders. That is why we believe it is time for a change at the top. To that end, we are proposing three nominees for the board of directors. You can be sure that our nominees will not tolerate any more stalling. They will have only one goal - to maximize shareholder value! We are also proposing that Gyrodyne eliminate its poison pill because it is a deterrent to achieving that goal.

If you care about your investment in Gyrodyne and you share our goal of maximizing shareholder value, please vote your proxy online at WWW.PROXYVOTE.COM or by telephone at 1-800-454-8683. Alternatively, you can mail the GREEN proxy card in the enclosed envelope but please do it today so we can get started on doing what it takes to achieve a much higher stock price for shareholders.

Very truly yours,

Andrew Dakos
Managing Member
Full Value Advisors LLC
General Partner

Top Gyrodyne investor blasts management

By Jeremy Harrell

Friday, November 10, 2006

Gyrodyne's biggest shareholder is mad as hell, and it's not going to take it anymore.
Six months after Gyrodyne Co. of America Inc. rebuffed a takeover bid by Opportunity Partners LLP, the hedge fund's principals have demanded three seats on Gyrodyne's board of directors and called for a dissolution of the company's poison pill. Gyrodyne's annual shareholder meeting takes place next month.
"We've been dissed long enough," said Phillip Goldstein, a general partner of Opportunity Partners, an entity linked to New Jersey-based Full Value Partners, which owns more than 17 percent of Gyrodyne stock. "Frankly, I don't know what management does all day."
St. James-based Gyrodyne once made drone helicopters but now functions primarily as a real estate company. A large chunk of its most significant holding was recently seized through eminent domain by Stony Brook University, and Gyrodyne is seeking greater compensation from the state government for the land.
In the last year, Gyrodyne's management has put the company on the path toward becoming a real estate investment trust. In October, Gyrodyne announced a plan to buy several medical office buildings in Port Jefferson and added a new director with greater experience in real estate.
Goldstein said he and his partners don't necessarily oppose Gyrodyne's corporate repositioning, but he said the company's current management is ill-equipped to run a real estate firm. Opportunity Partners made its demands known through a Securities and Exchange Commission filing on Tuesday.
"It's not just where it's heading, but who's heading it," Goldstein said of Gyrodyne. "They need an experienced real estate operator. All they're doing is endorsing rent checks and depositing them in the bank."
Gyrodyne, in a statement, said the Port Jefferson acquisition is "consistent with Gyrodyne's REIT conversion strategy."
In May, Gyrodyne turned down a $48-per-share tender offer from Opportunity Partners, saying the bid undervalued the company. Since then, however, Gyrodyne's lightly traded stock has hovered below $48, changing hands on Wednesday morning at $45.99.
In rejecting the buyout, Gyrodyne's chief executive also promised unspecified "shareholder liquidity events" in the near future.
Goldstein said those liquidity events have never materialized, and instead of divesting all or parts of the company, Gyrodyne has expanded the board and bought more property.
"They don't look like they're trying to provide liquidity," Goldstein said. "I think they're trying to milk this thing."
In its statement, Gyrodyne said its recent acquisition would "further enhance" a liquidity strategy and unlock greater shareholder value, and declined to say more until it files a normal response.
Goldstein also chided Gyrodyne's management for issuing stock options, insisting that options are designed to reward executives at the helm of dynamic companies. Gyrodyne, meanwhile, rarely exceeds a daily trading volume of 1,000 shares and, except for a brief spike when Opportunity Partners made its buyout offer, Gyrodyne's stock price has budged barely 1 percent since November 2005, according to Goldstein.
"We've asked them for a board seat for some time, but they jerked us around," he said. "I'm tired of this."

2006 Long Island Business News


PROXY STATEMENT OF FULL VALUE PARTNERS L.P.,
A STOCKHOLDER OF GYRODYNE COMPANY OF AMERICA, INC. ("Gyrodyne")
IN OPPOSITION TO THE SOLICITATION BY THE BOARD OF DIRECTORS AT
THE ANNUAL MEETING OF SHAREHOLDERS (To be held on December 7,
2006)

Full Value Partners L.P., a stockholder of Gyrodyne, is sending this proxy statement and the enclosed GREEN proxy card to shareholders of record as of October 30, 2006 (the "Record Date") of Gyrodyne. We are soliciting a proxy to vote your shares at the Annual Meeting of Shareholders (the "Meeting"). Please refer to Gyrodyne's proxy soliciting material for additional information concerning the Meeting and the matters to be considered by shareholders including the election of directors. This proxy statement and the enclosed GREEN proxy card are first being sent to shareholders on or about November 16, 2006.

INTRODUCTION
There are two matters that the board has scheduled to be voted upon at the Meeting: (1) to elect three Directors; and (2) to ratify Holtz Rubenstein Reminick LLP as auditors for the Fiscal Year ending April 30, 2007. In addition, we intend to submit a non-binding proposal to dismantle Gyrodyne's poison pill.
We are soliciting a proxy to vote your shares FOR the election of our nominees as directors and FOR each of the above proposals.

How Proxies Will Be Voted
If you wish to vote FOR the election of our nominees and/or to vote on any of the above proposals, you may do so by completing and returning a GREEN proxy card to us or to our agent. Unless you direct otherwise, your shares will be voted FOR the election of our nominees, FOR the ratification of Holtz Rubenstein Reminick LLP as auditors and FOR our proposal to dismantle Gyrodyne's poison pill. In addition, you will be granting the proxy holder(s) discretionary authority to vote on any other matters that may come before the Meeting including matters relating to the conduct of the Meeting.

Voting Requirements
The presence in person or by proxy of more than 50% of Gyrodyne's outstanding shares shall constitute a quorum. Directors shall be elected by a plurality of the votes cast. The other proposals will be decided by a majority of the votes cast. Abstentions will have no effect on the outcome of either proposal.

Revocation of Proxies
You may revoke any proxy prior to its exercise by: (i) delivering a written revocation to us; (ii) executing and delivering a later dated proxy; or (iii) voting in person at the Meeting. Attendance at the Meeting will not in and of itself revoke a proxy. There is no limit on the number of times you may revoke your proxy before it is exercised. Only your latest dated proxy will be counted.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Meeting, we intend to nominate the following persons for election as directors. Each nominee has consented to being named in this proxy statement and to serve as a director if elected. Unless noted, none of our nominees personally owns shares or has any arrangement or understanding with any person with respect to any future employment by Gyrodyne. Please refer to Gyrodyne's proxy soliciting material for additional information concerning the election of directors.

Phillip Goldstein (born 1945); 60 Heritage Drive, Pleasantville, NY 10570 - Mr. Goldstein is an investment advisor and a principal of the general partner of three investment partnerships in the Bulldog Investors group of funds:
Opportunity Partners L.P., Opportunity Income Plus Fund L.P., and Full Value Partners L.P. He has been a director of the Mexico Income and Equity Fund since 2000, Brantley Capital Corporation since 2001, the Emerging Markets Telecommunications Fund since 2005 and the First Israel Fund since 2005.

Timothy Brog (born 1964); Timothy Brog has been the President of Pembridge Capital Management LLC and the Portfolio Manager of Pembridge Value Opportunity Fund since 2004. Mr. Brog has been a Managing Director of The Edward Andrews Group Inc., a boutique investment bank since 1996. From 1989 to 1995, Mr. Brog was a corporate finance and mergers and acquisition associate of the law firm Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Brog is a director of The Topps Company, Inc. Mr. Brog received a Juris Doctorate from Fordham University School of Law in 1989 and a BA from Tufts University in 1986.

Andrew Dakos (born 1966); Park 80 West, Plaza Two, Suite C04, Saddle Brook, NJ 07663 - Mr. Dakos is a self-employed investment advisor and a principal of the general partner of three investment partnerships in the Bulldog Investors group of funds:
Opportunity Partners L.P., Opportunity Income Plus Fund L.P., and Full Value Partners L.P. and President of Elmhurst Capital, Inc. an investment advisory firm. He has been a director of the Mexico Income and Equity Fund since 2001.

Mr. Goldstein and his wife jointly beneficially own 3,200 shares and Mr. Dakos beneficially owns 100 shares of Gyrodyne. Mr. Goldstein and Mr. Dakos are managing members of Full Value Advisors LLC, the General Partner of Full Value Partners. Inclusive of the foregoing, Mr. Goldstein and Mr. Dakos are principals of the General Partner of various limited partnerships that beneficially own a total of 141,819 shares of Gyrodyne. In aggregate, Mr. Goldstein and Mr. Dakos are deemed to beneficially own 217,681 shares of GYRO or 17.58% of the outstanding shares. Mr. Brog does not own any shares of Gyrodyne. Each of our nominees has consented to be named in the proxy statement as a nominee and to serve as a director if elected. There are no arrangements or understandings between Full Value Partners and any of the above nominees or any other person(s) in connection with the nominations.

PROPOSAL 2: RATIFICATION OF SELECTION OF AUDITORS
Unless instructions to the contrary are given, your proxy will be voted to ratify the selection of Holtz Rubenstein Reminick
LLP as auditors for the Fiscal Year ending April 30, 2007.

PROPOSAL 3: A PROPOSAL TO DISMANTLE THE COMPANY'S PILL Gyrodyne's board of directors has adopted a poison pill whose purpose is to prevent shareholders from accepting a premium offer for their shares unless the board approves it. We do not believe the board should have a veto over the shareholders if they determine that they wish to accept such an offer. Therefore, we intend to introduce a non-binding proposal that Gyrodyne dismantle its poison pill. There is no certainty that
the board will implement this proposal if it is approved.   In
the absence of contrary instructions, the proxies will vote your shares FOR this proposal.

THE SOLICITATION

Persons affiliated with or employed by us or our affiliates may assist us in the solicitation of proxies. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners of common shares for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, we will bear all of the expenses related to this proxy solicitation. Because we believe that all shareholders will benefit from this solicitation, we intend to seek reimbursement of our expenses from Gyrodyne. Shareholders will not be asked to vote on the reimbursement of our solicitation expenses which we estimate to be approximately $10,000. There is no arrangement or understanding involving us or any of our affiliates relating to future employment by or any future transaction with Gyrodyne.

Other than as set forth in this Proxy Statement, there are no contracts, arrangements, or understandings entered into by any of the participants in the solicitation or, to the participants' knowledge, any of their associates within the past year with any person with respect to any of Gyrodyne's securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division or losses or profits, of the giving or withholding of proxies.

Except as set forth in the Proxy Statement, none of the participants in the solicitation or, to the participants' knowledge, any of their associates has entered into any agreement or understanding with any person with respect to: (i) any future employment by Gyrodyne or its affiliates; or (ii) any future transactions to which Gyrodyne or any of its affiliates will or may be a party.

Full Value Partners L.P. is the soliciting stockholder and owns
96,559 shares of Gyrodyne, of which 87,707 have been purchased within the past two years. As indicated above, two of our nominees are affiliated with Full Value Partners L.P.

November 14, 2006


PROXY CARD

Proxy Solicited in Opposition to the Board of Directors of Gyrodyne Company of America, Inc. ("Gyrodyne") by Full Value
Partners L.P. for the 2006 Annual Meeting of Shareholders

The undersigned hereby appoints Phillip Goldstein, Rajeev Das, and Andrew Dakos, and each of them, as the undersigned's proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Gyrodyne and any adjourned or postponed Meeting, and to vote on all matters that come before either meeting the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS:  Mark votes by placing an "x" in the appropriate
[  ].)

1. ELECTION OF THREE DIRECTORS

[ ] FOR TIMOTHY BROG			 	 [ ] WITHHOLD AUTHORITY

[ ] FOR PHILLIP GOLDSTEIN			 [ ] WITHHOLD AUTHORITY

[ ] FOR ANDREW DAKOS				 [ ] WITHHOLD AUTHORITY
2:  RATIFICATION OF THE SELECTION OF HOLTZ RUBENSTEIN REMINICK
LLP AS AUDITORS FOR THE FISCAL YEAR ENDING APRIL 30, 2007.
FOR [   ]			AGAINST [   ]			ABSTAIN [   ]

3. A PROPOSAL TO DISMANTLE THE COMPANY'S POISON PILL

FOR [   ]			AGAINST [   ]			ABSTAIN [   ]

Please sign and date below. Your shares will be voted as directed. If no direction is made, this proxy will be voted FOR the election of the nominees named above and FOR Proposals 2 and
3. The undersigned hereby acknowledges receipt of the proxy statement dated November 14, 2006 of Full Value Partners L.P. and revokes any proxy previously executed.


Signature(s)_______________  	Dated: ______________